Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form 10-12g of our report dated May 14, 2018, relating to the consolidated financial statements of Earth Science Tech, Inc., as of December 31, 2017 and 2016 and to all references to our firm included in this Registration Statement.

/S BF Borgers CPA PC

Certified Public Accountants
Lakewood, CO
May 14, 2018